EXHIBIT 4.1
                                                                     -----------


                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 4, 2001, by and among Precise Software Solutions Ltd., an Israeli corporation (the "Company"), and William Peake, Sr. and Najaf Husain (the "Stockholders' Agents"), as agents of and attorneys-in-fact for the former stockholders (the "Stockholders") of W. Quinn Associates, Inc., a Virginia corporation ("Quinn").

                                    RECITALS

         The Company, WQ Acquisition Corporation, a Delaware corporation (the "Merger Subsidiary"), Quinn and certain of the Stockholders have entered into an Agreement and Plan of Merger dated as of September 4, 2001 (the "Merger Agreement"), providing for the merger of Quinn with and into the Merger Subsidiary (the "Merger"), resulting in Quinn becoming a wholly-owned subsidiary of the Company.

         Pursuant to the Merger Agreement, the Stockholders will acquire the Closing Shares (as defined in the Merger Agreement) and may acquire the Contingent Shares (as defined in the Merger Agreement). The Closing Shares and the Contingent Shares, to the extent issued, are collectively referred to as the "Shares."

         This Agreement is being entered into as a condition precedent to the closing of the Merger and the parties desire that the Shares be subject to the rights described herein.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

         1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement. As used in this Agreement:

              (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

              (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

              (c) "Registrable Securities" shall mean the Shares, as well as any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares.
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              (d) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

              (e) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         2. Registration on Form S-3. Within five months after the Closing Date the Company shall prepare and file with the Commission a registration statement on Form S-3 (or Form S-1 or other appropriate form if Form S-3 is not then available) (the "Registration Statement") under the Securities Act covering the resale from time to time of all of the Registrable Securities pursuant to Rule 415 under the Securities Act, and the Company shall use its best efforts to have the Registration Statement declared effective prior to the expiration of the Lock-Up Period. At least one month prior to the issuance of any Contingent Shares, if applicable, the Company shall amend the Registration Statement to register the resale of an estimated number of Contingent Shares to be issued based on a reasonable determination by the Company as to the anticipated number of Contingent Shares. If necessary, the Company shall amend the Registration Statement promptly after issuance of any Contingent Shares to register the resale of such Contingent Shares, to the extent not already registered. The Company shall keep the Registration Statement effective until the earlier of such time as (a) all the Registrable Securities have been sold or (b) the Registrable Securities are eligible to be sold without volume or other restriction pursuant to Rule 144 under the Securities Act (the "Registration Period").

         3. Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

              (a) Prepare and file with the Commission such pre-effective and post-effective amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to cause the Registration Statement to become effective, to keep the Registration Statement continuously effective during the Registration Period and not misleading, and as may otherwise be required or applicable under, and to comply with the provisions of, the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the Registration Period.

              (b) Furnish to the Stockholders such number of copies of a prospectus, including a preliminary prospectus, and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (c) Promptly notify the Stockholders (i) when a prospectus or any prospectus supplement or post-effective amendment is proposed to be filed and, with respect to any

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         post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the occurrence of any event or circumstance that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement and any amendment or supplement thereto, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (d) Make every reasonable effort to avoid the issuance of, or, if issued, obtain the withdrawal of, any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

              (e) If requested by the holders of at least 25% of the Closing Shares, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the holders reasonably request should be included therein regarding such holders or the plan of distribution of the Registrable Securities and (ii) make all required filings of the prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of such matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this
         Section 3(e) that would, in the opinion of outside counsel for the Company, violate applicable law.

              (f) Upon the occurrence of any event contemplated by Section 3(c), as promptly as practicable, prepare and deliver to the Stockholders any required supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, the prospectus contained in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to

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

         be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (g) Use its best efforts to cause all Registrable Securities registered by such Registration Statement to be listed on the Nasdaq National market or such other securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed.

              (h) Use its best efforts to cause all Registrable Securities registered by such Registration Statement to be registered or qualified under the securities or "blue sky" laws of such states as the Stockholders shall reasonably request.

              (i) The Company shall cooperate with the Stockholders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to the Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Stockholders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to the Registration Statement.

         4. Obligation to Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the shares of a Stockholder that such Stockholder shall have furnished to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in writing and as shall be required in connection with the action to be taken by the Company. The Stockholders' Agents shall cooperate with the Company in the Company's efforts to obtain all necessary consents required to file the Registration Statement and any amendments thereto from the former accountants of Quinn.

         5.   Delay or Suspension of Registration Statement.

              (a) If the Company shall furnish to the Stockholders a certificate signed by an authorized offer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, effecting the registration at such time would have a material adverse effect on the Company or would require the disclosure of any corporate development not otherwise required to be disclosed, the Company shall have the right to defer the filing of the Registration Statement for a period of not more than 90 days; provided that the Company may not use this right more than one time in any 12-month period.

              (b) Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
         Section 3(c)(v), such Stockholder will forthwith discontinue disposition of Registrable Securities until such Stockholder's receipt of copies of a supplemented or amended prospectus contemplated by

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         Section 3(c)(v), or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by the Company, each Stockholder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in each Stockholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Registration Period shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(c)(v) to and including the date when each Stockholder shall have received the copy of the supplemented or amended prospectus contemplated by Section 3(f) or the Advice.

         6. Expenses of Registration. All expenses incurred in connection with the registration pursuant to Section 2 (excluding any underwriters' discounts and commissions), including, without limitation all registration and qualification fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

         7.   Indemnification.

              (a) To the full extent permitted by law, the Company will, and hereby does indemnify and hold harmless each Stockholder, each director, officer, partner, employee, or agent for each Stockholder, any underwriter (as defined in the Act) for each Stockholder, and each Person, if any, who controls each Stockholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this
         Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company nor shall the Company be liable to a Stockholder, underwriter or controlling Person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or

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

         supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Stockholder, underwriter or controlling Person.

              (b) To the full extent permitted by law, each Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter for the Company (within the meaning of the Act), against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person or underwriter may become subject, under the Securities Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration. The indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Stockholders (which consent shall not be unreasonably withheld).

              (c) In no event shall the liability of any Stockholder under
         Section 7(b) be greater than the lesser of (a) their pro rata portion of any liability based on the total liability of all Stockholders similarly situated, or (b) the dollar amount of the net proceeds received by such Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

              (d) Promptly after receipt by an indemnified party under this
         Section 7 of notice of the commencement of any action or actual knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying

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         party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

              (e) If the indemnification provided for in this Section 7 is for any reason, other than pursuant to the terms thereof, held to be unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and each Stockholder in connection with the statements or omission which resulted in such losses, claims, damages, liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or each Stockholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this
         Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, but shall be subject, in the case of a Stockholder, to the limitation of the Section 7(c) above. No person guilty of fraudulent misrepresentation within the meaning of Section 11(d) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution with respect to any loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of such party, which consent shall not be reasonably withheld.

         8. Termination. This Agreement shall terminate upon expiration of the Registration Period, provided that the rights and obligations of the parties pursuant to Section 7 shall survive such termination.

         9. Rule 144. During the Registration Period, the Company covenants that it will use its best efforts to file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Stockholder, use its best efforts to make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act. Upon the request of

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any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such information requirements.

         10. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or the Stockholders, any of the Stockholders or the Company (as the case may be) may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance or injunctive relief with respect to any such covenant or agreement contained in this Agreement.

         11. Notices. All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and may be given or served by (a) depositing the same in the United States mail, addressed to the party to be notified, postage paid, and registered or certified with return receipt requested, or (b) by delivering such notice in person to such party. Notices so deposited in the mail shall be deemed to have been given or served on the date on which the party actually received or refused such written notice, as shown by the date or postmark of any return receipt indicating the date of delivery or attempted delivery to such receiving party. The addresses of the parties hereto for all purposes of this Agreement are:

If to the Company:                      With a copy to:

690 Canton Street                       Piper Marbury Rudnick & Wolfe LLP
Westwood, MA  02090                     1200 Nineteenth Street, N.W.
Fax: (781) 461-0700                     Washington, DC 20036-2412
Attn: J. Benjamin H. Nye                Fax: (202) 223-2085
                                        Attn: Anthony H. Rickert, Esq.

If to the Stockholders or               And to:
the Stockholders' Agent:
William Peake, Sr.                      Hale and Dorr LLP
4417 Wood Edge Court                    11951 Freedom Drive, Suite 1400
Chantilly, VA  22021                    Reston, VA  20190
                                        Fax: (703) 654-7100
and                                     Attn: Brent B. Siler, Esq.

Najaf Husain
1059 Great Passage Blvd.
Great Falls, VA  22066

By giving to the other parties at least five (5) days' written notice thereof, any party hereto shall have the right from time to time and at any time during the term of this Agreement to change his respective address and each party shall have the right to specify as his address any other address within the United States of America.
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         12.  Grant of Other Registration Rights. From time to time, the Company may grant registration rights to any other holder of any of the capital stock of the Company.

         13. Binding Agreement. This Agreement and each provision herein shall be binding upon and applicable to, and shall inure to the benefit of, the Stockholders, their permitted assigns and legal representatives.

         14. Consents and Waivers. No consent or waiver, express or implied, by any party hereto of the breach, default or violation by any other party hereto of his obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach, default or violation of the same or any other obligations of such party hereunder. Failure on the part of any party hereto to complain of any act of any of the other parties or to declare any of the other parties hereto in default, irrespective or how long such failure continues, shall not constitute a waiver by such party of his rights hereunder.

         15. Applicable Law. This Agreement and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the State of Delaware.

         16. Prior Agreements; Amendments. This Agreement supersedes any prior or contemporaneous understanding or agreement among the parties respecting the subject matter hereof. There are no arrangements, understandings or agreements, oral or written, among the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein or in documents executed contemporaneously herewith, including the Merger Agreement. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification or waiver shall be in writing and signed by the Stockholders' Agent, and such change or modification shall be binding on all holders of Registrable Securities.

         17. Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Whenever the context so required, the neuter shall include the feminine and masculine, and the singular shall include the plural, and conversely.

         18. Headings. All Section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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         20.  Third Party Beneficiaries. The Company hereby acknowledges that, as contemplated by the Merger Agreement, the Stockholders and their successors and assigns are express third party beneficiaries to the obligations of the Company hereunder.

         21. Transfer of Rights. This Agreement and the rights and obligations of any Stockholder may be assigned by such Stockholder to (a) any person or entity to which at least 20% of the Registrable Securities held by such Stockholder acquired at the Closing Date under the Merger Agreement or (b) any member, partner or affiliate of such Stockholder, and any such transferee shall be deemed a "Stockholder" for purposes of this Agreement; provided, that such transferor provides written notice of such assignment to the Company and such transferee agrees in writing to be bound by the provisions of this Agreement.








































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           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.



                                        PRECISE SOFTWARE SOLUTIONS LTD.

                                        By: /s/ Shimon Alon
                                            -----------------------------------
                                        Name: Shimon Alon
                                        Title: Chief Executive Officer



                                        STOCKHOLDERS' AGENTS

                                        /s/ William Peake, Sr.
                                        ----------------------------------------
                                        William Peake, Sr.


                                        /s/ Najaf Husain
                                        ---------------------------------------
                                        Najaf Husain



























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